Popular, Inc.

Letter to Shareholders

The past months could certainly be classified as one of the toughest and uncertain economic times the United States has faced in many years. Yet in this challenging environment, we are pleased with the Corporation’s results for the second quarter of 2003. Net income for this quarter totaled $134.6 million, an increase of 40%, compared with $96.3 million in the second quarter of 2002. Earnings per common share, basic and diluted, were $0.99 for the quarter ended June 30, 2003, an increase of 38% from $0.72 per common share reported in the same period of 2002. Financial performance for the second quarter of 2003 resulted in a return on average assets (ROA) and a return on average common equity(ROE) of 1.58% and 22.63%, respectively, compared with 1.23% and 18.14%, respectively, for the quarter ended June 30, 2002.

      The quarterly results for the second quarter of 2003 were affected by the occurrence of certain transactions, which are listed in the reconciliation below, and which are later described in this letter:

	Quarter ended
	June 30, 2003
Net income as reported	$134.6	million
Less: Gains on the sale of marketable equity securities, net of tax	(25.7)	million
Less: Derivative gains, net of tax	(1.7)	million
Plus: Losses related to credit cards external fraud, net of tax and profit sharing	7.8	million

Non-GAAP net income (excludes particular items)	$115.0	million

      If we isolate these items from our quarterly net earnings, as their exclusion gives a clearer indication of the Corporation’s financial performance, our net income would have amounted to approximately $115.0 million for the quarter ended June 30, 2003, a 19% growth compared with the reported net income of the second quarter in 2002.

      For the six months ended June 30, 2003, net income reached $233.7 million, or $1.73 per common share, compared with $185.3 million, or $1.35 per common share, for the same period in 2002. ROA and ROE for the first six months of 2003 were 1.40% and 20.09%, respectively, compared with 1.21% and 17.43%, respectively, for the first six months of 2002.

      The Corporation’s net interest income for the quarter ended June 30, 2003, increased 11% or $32.5 million, compared with the second quarter of 2002. Also, despite the current interest rate scenario, the Corporation’s net interest margin, on a taxable equivalent basis, improved to 4.42% for the second quarter of 2003, from 4.28% in the same period of 2002. Non-interest income reached $172.2 million for the quarter ended June 30, 2003, an increase of $37.2 million, or 28%, compared with the amount reported in the same quarter of 2002. This increase was mostly associated with higher gains on the sale of securities, particularly marketable equity securities, which totaled $29.9 million for the second quarter of 2003. Other contributors to the rise in non-interest income were higher gains realized on the sale of mortgage loans, derivatives loans and increases in insurance agency commissions, debit card and check cashing fees, among others. For the second quarter of 2003, operating expenses were $279.3 million, an increase of $28.6 million, or 11%, compared with the same period in 2002. Personnel costs increased $7.2 million, mostly related to higher salaries, pension and incentive compensation. Other operating expenses, excluding personnel costs, increased $21.4 million, or 17%. This increase was triggered mostly by the recognition of approximately $15 million in losses that resulted from unauthorized credit card transactions realized by external parties on credit cards issued by Banco Popular de Puerto Rico. The Bank took remedial action to prevent further losses from this external fraud scheme.

      Total assets reached $36.1 billion at June 30, 2003, compared with $32.7 billion at June 30, 2002. Loans totaled $20.9 billion at June 30, 2003, compared with $18.9 billion at the same date in the previous year, an increase of $2.0 billion, or 10%. Residential mortgage lending continued to be one of the principal contributors to the Corporation’s asset growth. Mortgage loans accounted for 62% of the rise in the total loan portfolio, increasing $1.2 billion, or 17%, since June 30, 2002. Asset growth was also associated with an increase in the investment securities and trading portfolios, which rose $1.6 billion, or 15%, reaching $12.3 billion at the end of the second quarter of 2003. The increase in assets since June 30, 2002 was funded mostly with higher deposit levels, capital raised through the recent issuance of preferred stock, and additional borrowings, including the issuance of $500 million in medium-term notes during the second quarter of 2003. Stockholders’ equity reached $2.8 billion at June 30, 2003, compared with $2.2 billion at the end of the second quarter of 2002.

      Popular, Inc.’s common stock market value was $38.53 per share at June 30, 2003, compared with $33.68 at June 30, 2002, and $33.99 at March 31, 2003. The Corporation had a market capitalization of $5.1 billion at June 30, 2003, compared with $4.5 billion at June 30, 2002. Book value per share of common stock was $19.80 at June 30, 2003, an increase of 19% from June 30, 2002.

      Reinforcing Popular, Inc.’s expansion efforts in Central America and supporting its technology-oriented initiatives, in June 2003, the Corporation acquired a 31.11% interest in Servicios Financieros, S.A. de C.V. (Serfinsa), located in El Salvador. Serfinsa offers services associated with electronic payment systems, currently managing over 500 ATM’s and 3,200 POS terminals in El Salvador. Furthermore, on June 30, 2003, the Corporation completed the acquisition of Mediawire Communications Inc., a company that provides Internet services in Puerto Rico, including the design, development and hosting of web pages.

      During this quarter, Banco Popular North America (BPNA) inaugurated its new headquarters offices in Rosemont, Illinois, allowing the centralization of its support areas and back office services. Also, BPNA signed a long-term deal with Metavante Corporation, a technology company specialized in banking data. Metavante will provide BPNA with equipment and software that integrate banking processes, which will enable BPNA to offer more efficiently a wider range of financial services to its clients.

      On April 30, 2003, the Board of Directors declared a cash dividend of $0.27 per common share for the second quarter of 2003, representing a 35% increase over the $0.20 per common share paid in previous quarterly cash dividends.

      During the Annual Stockholders Meeting of Popular, Inc., held in April 2003, all five directors nominated for election were elected. We are pleased to welcome Frederic V. Salerno, former Vice Chairman and Chief Financial Officer of Verizon Communications, Inc., to Popular, Inc.’s Board of Directors. The Corporation will certainly benefit from his expertise and with the significant contributions he will make in the years to come.

      In an effort to increase consumer spending and business investment, in June 2003, the Federal Reserve Bank lowered the federal funds interest rate an additional 25 basis points, reaching 1%, its lowest level in 45 years. Moreover, in recent months, the Bush Administration signed the Jobs and Growth Tax Relief Reconciliation Act of 2003, which should deliver substantial tax relief to American taxpayers. The bill allows for dividend income to be taxed at a lower rate, and also reduces the capital gains tax rate for individuals. The benefits of the new tax bill will also extend to you, our investors.

Richard L. Carrión
Chairman
President
Chief Executive Officer

Popular, Inc.

Financial Highlights

	At June 30,			Average for the six months

BALANCE SHEET HIGHLIGHTS	2003	2002	Change	2003	2002	Change

(In thousands)
Money market investments	$783,278	$1,071,658	($288,380)	$893,847	$876,091	$17,756
Investment and trading securities	12,258,683	10,651,135	1,607,548	11,168,137	10,200,184	967,953
Loans	20,872,076	18,901,142	1,970,934	19,832,452	18,249,592	1,582,860
Total assets	36,073,554	32,740,722	3,332,832	33,712,699	30,915,430	2,797,269
Deposits	18,275,423	17,829,287	446,136	17,669,845	16,807,732	862,113
Borrowings	14,371,249	12,178,407	2,192,842	13,099,270	11,507,639	1,591,631
Stockholders’ equity	2,812,871	2,207,617	605,254	2,422,320	2,141,750	280,570

	Second quarter			Six months

OPERATING HIGHLIGHTS	2003	2002	Change	2003	2002	Change

(In thousands, except per share information)
Net interest income	$327,147	$294,678	$32,469	$636,908	$580,093	$56,815
Provision for loan losses	49,325	50,075	(750)	97,534	104,529	(6,995)
Fees and other income	172,172	134,988	37,184	304,332	265,396	38,936
Other expenses, net of minority interest	315,387	283,286	32,101	610,010	555,611	54,399
Net income	$134,607	$96,305	$38,302	$233,696	$185,349	$48,347
Net income applicable to common stock	$131,594	$96,305	$35,289	$229,734	$182,839	$46,895
Earnings per common share	$0.99	$0.72	$0.27	$1.73	$1.35	$0.38

	Second quarter				Six months

SELECTED STATISTICAL INFORMATION	2003		2002		2003		2002

COMMON STOCK DATA
Market price
High	$40.82		$33.68		$40.82		$33.68
Low	34.16		28.60		31.95		27.50
End	38.53		33.68		38.53		33.68
Book value at period end	19.80		16.69		19.80		16.69
Dividends declared	0.27		0.20		0.47		0.40
Dividend payout ratio	20.07%		28.34%		23.17%		29.64%
Price/earnings ratio	12.89	x	13.80	x	12.89	x	13.80	x
PROFITABILITY RATIOS
Return on assets	1.58%		1.23%		1.40%		1.21%
Return on common equity	22.63		18.14		20.09		17.43
Net interest spread (taxable equivalent)	4.04		3.81		3.97		3.80
Net interest yield (taxable equivalent)	4.42		4.28		4.36		4.29
Effective tax rate	21.06		25.28		22.22		25.28
Overhead ratio	32.74		39.25		37.46		39.20
Efficiency ratio	59.28		58.69		58.81		58.15
CAPITALIZATION RATIOS
Equity to assets	7.38%		6.78%		7.19%		6.93%
Tangible equity to assets	6.79		6.14		6.59		6.27
Equity to loans	12.55		11.55		12.21		11.74
Internal capital generation	15.23		13.12		13.74		12.17
Tier I capital to risk-adjusted assets	10.88		9.36		10.88		9.36
Total capital to risk-adjusted assets	12.56		11.13		12.56		11.13
Leverage ratio	7.01		5.99		7.01		5.99
CREDIT QUALITY RATIOS
Allowance for losses to loans	1.90%		1.84%		1.90%		1.84%
Allowance to non-performing assets	64.41		69.11		64.41		69.11
Allowance to non-performing loans	69.83		74.31		69.83		74.31
Non-performing assets to loans	2.96		2.66		2.96		2.66
Non-performing assets to total assets	1.71		1.53		1.71		1.53
Net charge-offs to average loans	0.76		0.99		0.77		1.05
Provision to net charge-offs	1.30	x	1.09	x	1.27	x	1.10	x
Net charge-offs earnings coverage	5.78		3.91		5.21		3.69

Popular, Inc.

Consolidated Statements of Condition

	June 30,

In thousands	2003	2002

ASSETS
Cash and due from banks	$905,412	$1,102,933

Money market investments:
Federal funds sold and securities purchased under agreements to resell	779,076	1,067,764
Time deposits with other banks	4,190	3,056
Bankers’ acceptances	12	838

	783,278	1,071,658

Investment securities available-for-sale, at market value	11,413,964	10,118,219
Investment securities held-to-maturity, at amortized cost	194,266	225,070
Trading account securities, at market value	650,453	307,846
Loans held-for-sale, at lower of cost or market	333,334	910,006

Loans	20,818,644	18,302,714
Less – Unearned income	279,902	311,578
Allowance for loan losses	397,503	347,230

	20,141,239	17,643,906

Premises and equipment	473,520	404,382
Other real estate	47,863	35,193
Accrued income receivable	182,349	190,612
Other assets	728,973	516,726
Goodwill	188,310	178,739
Other intangible assets	30,593	35,432

	$36,073,554	$32,740,722

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposits:
Non-interest bearing	$4,216,227	$4,012,168
Interest bearing	14,059,196	13,817,119

	18,275,423	17,829,287
Federal funds purchased and securities sold under agreements to repurchase	7,655,105	5,829,016
Other short-term borrowings	1,171,063	1,944,642
Notes payable	5,276,081	4,135,749
Other liabilities	612,610	524,447

	32,990,282	30,263,141

Subordinated notes	125,000	125,000

Preferred beneficial interest in Popular North America’s junior subordinated deferrable interest debentures guaranteed by the Corporation	144,000	144,000

Minority interest in consolidated subsidiaries	1,401	964

STOCKHOLDERS’ EQUITY:
Preferred stock	186,875	—
Common stock	836,134	833,672
Surplus	280,526	272,761
Retained earnings	1,467,833	1,186,814
Treasury stock, at cost	(205,527)	(205,210)
Accumulated other comprehensive income, net of tax	247,030	119,580

	2,812,871	2,207,617

	$36,073,554	$32,740,722

Popular, Inc.

Consolidated Statements of Income

	Quarter ended		Six months ended
	June 30,		June 30,

Dollars in thousands, except per share information	2003	2002	2003	2002

INTEREST INCOME:
Loans	$385,547	$380,166	$763,480	$752,388
Money market investments	6,455	7,370	13,817	15,155
Investment securities	110,689	115,377	220,490	227,688
Trading account securities	8,968	3,086	17,153	6,587

	511,659	505,999	1,014,940	1,001,818

INTEREST EXPENSE:
Deposits	85,621	110,356	179,816	223,286
Short-term borrowings	37,804	45,274	78,593	89,718
Long-term debt	61,087	55,691	119,623	108,721

	184,512	211,321	378,032	421,725

Net interest income	327,147	294,678	636,908	580,093
Provision for loan losses	49,325	50,075	97,534	104,529

Net interest income after provision for loan losses	277,822	244,603	539,374	475,564
Service charges on deposit accounts	39,669	39,507	79,508	78,480
Other service fees	69,016	66,037	135,442	127,724
Gain (loss) on sale of securities	29,875	85	31,289	(3,925)
Trading account loss	(4,243)	(359)	(5,180)	(1,389)
Derivatives gains(losses)	2,548	(855)	(8,107)	(344)
Gain on sale of loans	15,367	11,599	34,883	29,543
Other operating income	19,940	18,974	36,497	35,307

	449,994	379,591	843,706	740,960

OPERATING EXPENSES:
Personnel costs:
Salaries	94,333	90,746	190,369	179,307
Profit sharing	4,918	5,368	11,163	10,308
Pension and other benefits	30,517	26,469	60,585	53,270

	129,768	122,583	262,117	242,885
Net occupancy expenses	20,742	20,048	41,202	39,078
Equipment expenses	26,056	24,376	52,406	49,141
Other taxes	9,302	9,285	18,854	18,833
Professional fees	20,113	19,724	38,889	37,231
Communications	14,312	13,111	29,009	26,384
Business promotion	17,010	16,831	32,980	30,199
Printing and supplies	5,004	5,078	9,747	9,587
Other operating expenses	34,943	17,061	53,661	34,382
Amortization of intangibles	2,028	2,556	4,055	5,099

	279,278	250,653	542,920	492,819

Income before income tax and minority interest	170,716	128,938	300,786	248,141
Income tax	35,946	32,594	66,849	62,742
Net gain of minority interest	(163)	(39)	(241)	(50)

NET INCOME	$134,607	$96,305	$233,696	$185,349

NET INCOME APPLICABLE TO COMMON STOCK	$131,594	$96,305	$229,734	$182,839

EARNINGS PER COMMON SHARE (BASIC AND DILUTED)	$0.99	$0.72	$1.73	$1.35

Additional Information

Board of Directors
Richard L. Carrión, Chairman
Antonio Luis Ferré, Vice Chairman **
Juan A. Albors Hernández *
José A. Bechara Bravo *
Juan J. Bermúdez
Francisco J. Carreras *
José B. Carrión Jr.
David H. Chafey Jr.
María Luisa Ferré *
Héctor R. González
Jorge A. Junquera
Guillermo L. Martínez *
Manuel Morales Jr.
Alberto M. Paracchini *
Francisco M. Rexach Jr.
Frederic V. Salerno **
Félix J. Serrallés Nevares Jr.
Jon E. Slater *
Julio E. Vizcarrondo Jr.
   Samuel T. Céspedes, Secretary
   * Director of Banco Popular de Puerto Rico only
** Director of Popular, Inc. only

Executive Officers
Richard L. Carrión, Chairman of the Board, President and Chief Executive Officer
David H. Chafey Jr., Senior Executive Vice President
Jorge A. Junquera, Senior Executive Vice President
María Isabel P. de Burckhart, Executive Vice President
Carlos Colino, Executive Vice President
Roberto R. Herencia, Executive Vice President
Tere Loubriel, Executive Vice President
Emilio E. Piñero, Executive Vice President
Brunilda Santos de Álvarez, Executive Vice President
Carlos J. Vázquez, Executive Vice President
Félix M. Villamil, Executive Vice President

Shareholders’ Information

Shareholders’ Assistance: Shareholders requiring a change of address, records or information about lost certificates, dividend checks or dividend reinvestment should contact:
Banco Popular de Puerto Rico Popular Center Building – 11th Floor, Office 1111 Trust Division (724) 209 Muñoz Rivera Ave. Hato Rey, Puerto Rico 00918

Publications: For printed material (annual and quarterly reports, 10- K and 10-Q reports), contact Mr. Amílcar L. Jordán at the Comptroller’s Division at (787) 765-9800 ext. 6101, or visit our web site at www.popularinc.com.

Dividend Reinvestment Plan: The Corporation has a dividend reinvestment plan that provides the shareholder a simple, convenient and cost-effective way to acquire Popular, Inc. common stock.

•	Dividends can be automatically reinvested in additional shares at 95% of the Average Market Price.

•	Participants may make optional cash payments of at least $25 and not more than $10,000 per calendar month for investment in additional shares.

•	No brokerage commissions are charged on purchases under this plan.

•	Participant’s funds will be fully invested, because the plan permits fractions of shares to be credited to a participant’s account.

If you would like more information on this plan, please contact our Trust Division at (787) 764-1893 or (787) 765-9800 exts. 5637, 5525, 6108 and 6112.

Subsidiaries

Central Office
    Popular Center
    209 Muñoz Rivera Avenue
    San Juan, Puerto Rico 00918
    Telephone: (787) 765-9800

Banco Popular de Puerto Rico
    Puerto Rico Office
    Popular Center
    209 Muñoz Rivera Avenue
    San Juan, Puerto Rico 00918
    Telephone: (787) 765-9800

   Virgin Islands Office
    193 Estate Altona & Welgunst
    St. Thomas, Virgin Islands 00802
    Telephone: (340) 693-2777

Banco Popular North America
    9600 West Bryn Mawr
    Suite 400
    Rosemont, Illinois 60018
    Telephone: (847) 994-5800

Banco Popular, National Association
    8523 Commodity Circle
    Suite 100
    Orlando, Florida 32819
    Telephone: (407) 370-7800

ATH Costa Rica / CreST, S.A.
    Tournón Neighborhood, across to
    newspaper La República,
    ATH Building
    San José, Costa Rica
    Telephone: (011) 506-211-4500

GM Group, Inc.
    1590 Ponce de León Avenue
    GM Group Plaza Bldg., Suite 400
    San Juan, Puerto Rico 00926
    Telephone: (787) 751-4343

Equity One, Inc.
    301 Lippincott Drive
    Marlton, New Jersey 08053
    Telephone: (856) 396-2600

Popular Mortgage, Inc.
    268 Ponce de León Avenue
    San Juan, Puerto Rico 00918
    Telephone: (787) 753-0245

Levitt Mortgage
    Galería San Patricio
    B-5 Tabonuco Street
    Suite 207
    Guaynabo, Puerto Rico 00968
Telephone: (787) 749-8787	Popular Auto, Inc.
    M-1061 Federico Costa Street
    Tres Monjitas Industrial Development
    San Juan, Puerto Rico 00918
    Telephone: (787) 751-4848

Popular Leasing, USA
    16280 Westwood
    Business Park Drive
    Ellisville, Missouri 63021
    Telephone: (636) 391-0777

Popular Finance, Inc.
    1326 Salud Street
    Suite 613
    Ponce, Puerto Rico 00716-1687
    Telephone: (787) 844-2760

Popular Cash Express, Inc.
    9600 West Bryn Mawr
    First floor
    Rosemont, Illinois 60018
    Telephone: (847) 994-5973

Popular Securities, Inc.
    Popular Center
    209 Muñoz Rivera Avenue
    Suite 1020
    San Juan, Puerto Rico 00918
    Telephone: (787) 766-4200

Popular Insurance, Inc.
    9 Pedro Márquez Street
    Culebra, Puerto Rico 00735
    Telephone: (787) 742-0255

Popular Insurance Agency, USA
    9600 West Bryn Mawr
    First Floor
    Rosemont, Illinois 60018
    Telephone: (847) 994-6580

Popular Insurance, V.I., Inc.
    193 Estate Altona & Welgunst
    St. Thomas, Virgin Islands 00802
Telephone: (340) 693-2850